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                                  EXHIBIT (h)(1)

                              ADMINISTRATION AGREEMENT

                         MORGAN GRENFELL INVESTMENT TRUST


     AGREEMENT made as of the 27th day of August, 1998, by and between MORGAN GRENFELL INVESTMENT TRUST, a Delaware business trust (the "Trust"), on behalf of each of the Funds listed on Appendix A hereto, as it may be amended from time to time (collectively, the "Funds"), and MORGAN GRENFELL CAPITAL MANAGEMENT, INC., a Delaware corporation (the "Administrator").

     The Trust is an open-end, management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Administrator is an investment adviser registered under the Investment Advisers Act of 1940, as amended.

     The Trust desires the Administrator to render administrative services to the Trust and to arrange for certain other services needed by the Trust, and the Administrator is willing to render and arrange for such services upon the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.   ADMINISTRATIVE AND OTHER SERVICES.

     (a) Subject to the general supervision of the Board of Trustees of the Trust, the Administrator will provide certain administrative services to the Trust, and, at its own expense, shall arrange and contract for transfer agency and fund accounting services for the Trust as the Trust may require. Specifically, the Administrator will (i) provide supervision of all aspects of the Trust's operations not referred to in Section 1 of the current Investment Management Agreements between the Trust and the Trust's investment advisers (the "Investment Management Agreement"); (ii) provide the Trust with personnel to perform such executive, administrative, accounting and clerical services as are reasonably necessary to provide effective administration of the Trust; (iii) arrange for, at the Trust's expense, the preparation for the Trust of all required tax returns; (iv) arrange for (a) the preparation and submission of reports to existing shareholders and (b) the periodic updating of the Trust's
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     prospectus and statement of additional information and the preparation of reports filed with the Securities and Exchange Commission and other regulatory authorities; (v) maintain all of the Trust's records not required to be maintained by the investment adviser pursuant to the Investment Advisory Agreement; (vi) provide the Trust with adequate office space and all necessary office equipment and services, including, without limitation, telephone service, heat, utilities, stationery supplies and similar items; and (vii) arrange for transfer agency-related and shareholder relations services and facilities and the services of one or more of its employees or officers, or employees or officers of its affiliates, relating to such functions (including salaries and benefits, office space and supplies, equipment and teaching).

(b) The Administrator shall engage: (i) a transfer agent registered as such with the Securities and Exchange Commission to serve as the Trust's transfer agent; and (ii) a fund accounting agent to provide fund accounting services to the Trust, and shall supervise the services provided by them.

          (c) The Administrator will also provide to the Trust's Board of Trustees such periodic and special reports as the Board may reasonably request, including but not limited to reports concerning the services of the administrator, custodian, and fund accounting and transfer agents. The Administrator shall for all purposes herein be deemed to be an independent contractor and shall, except as otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

          (d) The Administrator will notify the Trust of any change in its membership within a reasonable time after such change.

          (e) The services hereunder are not deemed exclusive and the Administrator shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

2.   ALLOCATION OF CHARGES AND EXPENSES.  Except as otherwise provided in
     Section 1 above and this Section 2, the Administrator will pay all costs it incurs in connection with the performance of its duties under Section 1 of this Agreement. The Administrator will pay the compensation and expenses of all of its personnel and will make available, without expense to the Trust, the services of such of its partners, officers and employees as may duly be elected officers or Trustees of the Trust, subject to their individual consent to serve and to any limitations imposed by law. The Administrator shall also pay the fees of the transfer agent
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     and fund accounting agent engaged by it (other than such entities out-of-pocket charges). The Administrator will not be required to pay any expenses of the Trust other than those specifically allocated to the Administrator in this Section 2. In particular, but without limiting the generality of the foregoing, the Administrator will not be required to pay:
     (i) fees and expenses of any investment adviser of the Trust;
     (ii) organizational expenses of the Trust; (iii) fees and expenses incurred by the Trust in connection with membership in investment company organizations; (iv) brokers' commissions, transfer taxes, fees and other expenses connected with the acquisition, disposition and valuation of securities and other investments; (v) fees and charges for portfolio pricing services to a pricing agent, if any; (vi) outside legal, accounting or auditing expenses; (vii) interest, insurance premiums, taxes or governmental fees; (viii) litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Trust's business; (ix) the cost of preparing stock certificates or any other expenses, including, without limitation, clerical expenses of issue, redemption or repurchase of shares of the Trust; (x) the expenses of and fees for registering or qualifying shares of the Trust for sale and of maintaining the registration of the Trust and registering the Trust as a broker or a dealer, if applicable; (xi) the fees and expenses of Trustees of the Trust who are not affiliated with the Administrator; (xii) the cost of typesetting, printing and distributing reports and notices to shareholders, the Securities and Exchange Commission and other regulatory authorities; (xiii) any direct charges to shareholders approved by the Board of Trustees of the Trust; or (xiv) costs in connection with annual or special meetings of shareholders, including proxy material preparation, printing and mailing. The Administrator shall not be required to pay expenses of activities which are primarily intended to result in sales of shares of the Trust.

3.   COMPENSATION OF THE ADMINISTRATOR.

     (a) For all services to be rendered and payments made as provided in Sections 1 and 2 hereof, the Trust will cause each Fund to pay the Administrator on the last day of each month a fee at an annual rate equal to a percentage of the average daily net assets of such Fund as set forth in APPENDIX A hereto. The "average daily net assets" of a Fund shall be determined on the basis set forth in the Trust's prospectus or otherwise consistent with the 1940 Act and the regulations promulgated thereunder.

     (b) In addition to the foregoing, the Administrator may from time to time agree not to impose all or a portion of its fee otherwise payable hereunder (in advance of the time such fee or portion thereof would otherwise accrue) and/or undertake to pay or reimburse the Trust for all or a portion of its expenses not otherwise required to be borne or reimbursed by the Administrator. Any such fee reduction or undertaking may be discontinued or modified by the Administrator at any time.

4. OTHER INTERESTS. It is understood that the Trustees and officers of the Trust and shareholders of the Funds are or may be or become interested in the Administrator as directors, officers, employees, shareholders or otherwise and that directors, officers, employees and shareholders of the Administrator are or may be or become similarly interested in the Funds, and that the Administrator may be or become interested in the Funds as shareholder or otherwise. It is also understood that directors, officers, employees and shareholders of the Administrator may be or become interested (as directors, trustees, officers, employees, stockholders or otherwise) in other companies or entities (including, without limitation, other investment companies) controlling, controlled by or under common control with the Administrator or which the Administrator may in the future organize, sponsor or acquire, or with which it may merge or consolidate, and which may include the words "Morgan Grenfell" or any combination or derivation thereof as part of their name, and that the Administrator or its affiliates may enter into advisory or management or administration agreements or other contracts or relationships with such other companies or entities.

5. SUB-ADMINISTRATORS. The Administrator may employ, at its own expense, one or more sub-administrators from time to time to perform such of the acts and services of the Administrator and upon such terms and conditions as may be agreed upon between the Administrator and such sub-administrators and approved by the Board of Trustees of the Trust.

6. LIMITATION OF LIABILITY OF ADMINISTRATOR AND TRUST. The Administrator shall not be liable for any error of judgment (including the selection, appointment and retention of the Trust's transfer agent or fund accounting agent) or mistake of law or for any loss suffered by the Trust in connection with the matters to which this Agreement relates or loss arising from the acts, omissions, errors or delays of the Trust's transfer agent or fund accounting agent, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by the Administrator of its obligations and duties under this Agreement. Any person, even though also employed by the Administrator, who may be or become an employee of and paid by the Trust shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as its employee or agent. It is understood and expressly stipulated that none of the trustees or shareholders of the Trust shall be personally liable hereunder. None of the trustees, officers, agents or shareholders of the Trust assume any personal liability for obligations entered into on behalf of the Trust. All persons dealing
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     with the Trust must look solely to the property of the Trust for the enforcement of any claims against the Trust. No Fund shall be liable for any claims against any other Fund of the Trust.

7. NAME OF THE TRUST. The Trust hereby agrees that in the event that neither the Administrator nor any of its affiliates acts as the administrator or investment adviser to the Trust, the name of the Trust and the Funds will be changed to one that does not contain the name "Morgan Grenfell" or otherwise suggest an affiliation with the Administrator.

8. CERTAIN DEFINITIONS. The terms "assignment" and "interested persons" when used herein shall have the respective meanings specified in the Investment Company Act of 1940, as amended, as now in effect or as hereafter amended subject however, to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order.

9. DURATION AND TERMINATION OF THIS AGREEMENT. This Agreement shall become effective on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect for two years from the date hereof and shall continue in full force and effect for successive periods of one year thereafter, but only so long as such continuance is specifically approved at least annually by the vote of a majority of the Board of Trustees of the Trust. This Agreement may, on 60 days' written notice to the other party, be terminated at any time without the payment of any penalty by the Trust or by the Administrator.

10. AMENDMENT OF THIS AGREEMENT. No provisions of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

11. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

12. MISCELLANEOUS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13. YEAR 2000. The Administrator will take reasonable steps to ensure that its computer, systems or other equipment it will use to provide services under this Agreement reflect the available state of the art technology to offer services that
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     are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi-century formulas and date values, and interface values that reflect the date issues arising between now and the next one hundred years. If any changes are required, the Administrator will make the changes to its computer, systems or other equipment at no cost to the Trust and in a commercially reasonable time frame.

14. CONVERSION TO THE EURO. The Administrator will take reasonable steps to ensure that it has in place a euro conversion plan reasonably designed to enable it to perform its obligations without interruption or error due to the conversion of European currencies to the euro beginning on January 1, 1999. If any changes are required, the Administrator will make the changes to its computer, systems or other equipment at no cost to the Trust and in a commercially reasonable time frame.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                              MORGAN GRENFELL INVESTMENT TRUST
                              on behalf of each Fund listed on
                              Appendix A


                              By: /s/ Joan A. Binstock
                                 -----------------------------------
                                   Joan A. Binstock, Secretary


                              MORGAN GRENFELL CAPITAL
                              MANAGEMENT, INC.


                              By: /s/ James E. Minnick
                                 -----------------------------------
                                   James E. Minnick, President
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                                      APPENDIX A



                                                               Annual
                                                            Administration
                                                                 Fund
                                                               Fee Rate
                                                               --------
Domestic Fixed Income
---------------------
Municipal Bond Fund                                              12 bp
Short-Term Municipal Bond Fund                                   12 bp
Fixed Income Fund                                                12 bp
Short-Term Fixed Income Fund                                     12 bp
High Yield Bond Fund                                             12 bp

Domestic Equity
---------------
Microcap Fund                                                    22 bp
Smaller Companies Fund                                           22 bp
Large Cap Growth Fund                                            22 bp

International Fixed Income
--------------------------
International Fixed Income Fund                                  25 bp
Global Fixed Income Fund                                         25 bp
Emerging Markets Debt Fund                                       25 bp
Total Return Bond Fund                                           25 bp
Core Global Fixed Income Fund                                    25 bp
Local Currency Debt Fund                                         25 bp

International Equity
--------------------
Emerging Markets Equity Fund                                     30 bp
International Equity Fund                                        30 bp
European Small Cap Equity Fund                                   30 bp
European Equity Growth Fund                                      30 bp
International Small Cap Equity Fund                              30 bp
New Asia Fund                                                    30 bp
Japanese Small Cap Equity Fund                                   30 bp
Global Equity Fund                                               30 bp